EXHIBIT 3.96

FORM BCA 2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)
Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
1.	Corporate Name: Aeries Healthcare of Illinois, Inc.

(The corporate name must contain the word “Corporation,” “Company,” “Incorporated” “Limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Mark		R.	Russell

		First Name		Middle Initial	Last Name

	Initial Registered Office:	8311 West Roosevelt Road

		Number	Street	Suite No. (P.O. Box alone is unacceptable)

		Forest Park IL		60130	Cook

		City		ZIP Code	County

3.	Purposes(s) for which the Corporation is Organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

To engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended from time to time.

4.	Paragraph 1 — Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	Per Share	Authorized	Proposed to be Issued	Received Thereof

Common	$.01	100,000	1,000	$1,000.00

				TOTAL = $ 1,000.00
Paragraph 2 — The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5. OPTIONAL:
a.	Number of Directors constituting the initial board of directors of the corporation: one

b.	Names and Addresses of persons serving as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP

Mark R. Russell	8311 West Roosevelt Road	Forest Park, IL 60130

6. OPTIONAL:

a.	It is estimated that the value of the property to be owned by the corporation for the following year wherever located will be:	$

b.	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

c.	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

d.	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL: Other Provisions: See Articles 6 and 7 attached hereto.

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
8.	The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	September 9	,	1999

	(Month & Day)		Year

	Signature and Name		Address

1.	/s/ Shelley Clifford Panico	1.	321 North Clark St., Suite 3400

	Signature			Street

	Shelley Clifford Panico		Chicago, IL 60610

	Name (type or print)		City/Town	State	ZIP Code

2.		2.

	Signature			Street

	Name (type or print)		City/Town	State	ZIP Code

3.		3.

	Signature			Street

	Name (type or print)		City/Town	State	ZIP Code

ARTICLES OF INCORPORATION
AERIES HEALTHCARE OF ILLINOIS, INC.
ARTICLE 6
LIMITATION OF LIABILITY
     To the fullest extent permitted by the Illinois Business Corporation Act of 1983, as amended from time to time (the “Act”), directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Act or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the shareholders shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE 7
INDEMNIFICATION
     The current and former officers, directors and employees of the Corporation and the legal representatives of any such persons shall be indemnified by the Corporation, in accordance with the procedures established in the Bylaws of the Corporation from time to time in effect, to the fullest extent permitted by Illinois law. The Corporation, in accordance with procedures established in the Bylaws of the Corporation from time to time in effect and to the extent authorized in each specific instance by the Board of Directors, may indemnify any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of current and former officers, directors and employees of the Corporation.

FORM BCA 10.30	ARTICLES OF AMENDMENT
(Rev. Jan. 1999)
Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
Remit payment in the form of a
check or money order payable
to “Secretary of State.”
1. Corporate Name (Note 1): AERIES HEALTHCARE OF ILLINOIS, INC.

2.	Manner of Adoption of Amendment:
	The following amendment to the Articles of Incorporation was adopted on 6/28		,	2002

	in the manner indicated below:	(Month & Day)		Year

	Mark an “X” in one box only.
☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (Note 2)
☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (Note 2)
☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (Note 3)
☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (Note 4)
☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (Notes 4 and 5)
☑ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 5)
3. Text of Amendment:
a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:
New Name
(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. April 2006 — 10M — C 173.14

Text of Amendment
b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)
Amend Number 4, Paragraph 1, entitled Authorized Shares, Issued Shares and Consideration Received to reduce the Number of Shares Authorized from 100,000 to 1,000.

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert “No change”):

No Change

5.	a.

The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows (if not applicable, insert “No change”):

No Change
b. The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows (if not applicable, insert “No change”):

			Before Amendment		After Amendment
No Change	Paid-in Capital	$		$
(Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.)
6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	July 24 ,	2002	AERIES HEALTHCARE OF ILLINOIS, INC.

	Month & Day	Year	Exact Name of Corporation

	/s/ Steven T. Davidson		by	/s/ Joey A. Jacobs

	Any Authorized Officer’s Signature			(Signature of President or Vice President

	Steven T. Davidson, Secretary		Joey A. Jacobs, President

	Name and Title (type or print)			(Type or Print Name & Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day		Year

FORM BCA 10.30 (rev. Dec 2003)
ARTICLES OF AMENDMENT
Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.Cyberdriveillinois.com
Remit payment in the form of a
check or money order payable
to “Secretary of State.”
1.	Corporate Name (Note 1): AERIES Healthcare of Illinois, Inc.
     1.a. The Articles of Amendment shall be effective on March 31, 2006.

2.	Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on February 28 , 2002 in the manner indicated below: (Month & Day) Year

Mark an “X” in one box only.
☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (Note 2)
☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (Note 2)
☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (Note 3)
☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (Note 4)
☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (Notes 4 and 5)
☑ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 5)
3.	Text of Amendment:
a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: The name of the corporation is:	Riveredge Hospital, Inc. New Name
(All changes other than name include on page 2.)

Text of Amendment
b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)
N/A

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert “No change”):

No Change
5.	a.	The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows (if not applicable, insert “No change”):

No Change

	b.	The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows (if not applicable, insert “No change”):

(Note 6)

	Before Amendment	After Amendment
Paid-in Capital	$No Change	$No Change

(Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.)
6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	March 15	,	2006	Aeries Healthcare of Illinois, Inc.
	Month & Day		Year	Exact Name of Corporation

	/s/ Christopher L. Howard

	Any Authorized Officer’s Signature

	Christopher L. Howard, Vice President

	Name and Title (type or print)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day		Year